UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	333-173028	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-896-7848
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8---Other Events

Item 8.01. Other Events

On September 11, 2013, the Company entered into a Value Added Reseller (VAR) Agreement with Asset Central (Europe) Ltd., (ACE) a limited liability company duly incorporated under the laws of England (the “Agreement”). Pursuant to the Agreement, the Company granted Asset Central (Europe) Ltd. an exclusive right and license to market and distribute AlphaPoint’s AssetCentral™ software, a multi-tier, web-based IT asset management application, in the UK and Europe.

ACE will provide sales of AlphaPoint’s IT Asset Management Enterprise and SaaS Application AssetCentral™, Implementation and Support services for Data Center Infrastructure Management (DCIM) and IT Asset Management (ITAM) solutions within the UK and the European markets in both the Private and Government Sectors.

There are no relationships between the Company or its affiliates and VAR or its affiliates, other than in respect of this Agreement.

Section 9 --Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1

AlphaPoint Technology, Inc., announces the signing of a Value Added Reseller (VAR) Agreement with UK-based Asset Central Europe Ltd. (ACE), as an exclusive reseller to provide AssetCentral™ to customers throughout the UK and Europe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: September 12, 2013	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

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